EXHIBIT 10.1

                                AGREEMENT

IT IS AGREED this 29th day of August 2001, by and between Jon Northrop ("JN") and Bion Environmental Technologies, Inc. ("BION") as follows:

WHEREAS BION is entering into agreements with various note holders, D2CO, LLC and others concerning simplifications of BION's capital structure and changes in management;

AND WHEREAS JN considers the changes to be in the best interests of BION and JN;

NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants herein:

1) JN agrees to and does hereby amend the promissory note attached hereto as Exhibit A ("Note") to provide that:

     a)   The term of the Note shall be extended to April 30, 2002;
     b) The Note (principal and interest) shall be completely converted to shares of common stock of BION (with an effective registration statement related to resale of such shares) upon the earlier of April 29, 2002 or the conversion of BION's outstanding Convertible Bridge Notes and 2001 Convertible Notes (collectively "CV Notes") which conversion shall take place at the lower of: 1) $2.25 per share, or ii) the conversion price of the CV Notes;
2) JN and BION hereby cancel 134,000 options exercisable at $2.25 per share until 12/31/01;
3) JN and BION agree that, effective August 31, 2001, JN shall cease to be employed by BION and that the employment agreement attached hereto as Exhibit B shall be terminated.
4)   a)   Effective September 1, 2001, JN shall serve as a consultant to BION for a 12 month period ending August 31, 2002 for a monthly fee of $10,000 per month (payable in cash and/or securities of BION);
     b)   plus continuation of JN's existing insurance benefits;
     c) the monthly fee set forth above shall be reduced by 50% starting the first month commencing after the average bid price of BION's common stock shall have exceeded twice the conversion price of the Note for a period of 20 trading days; and
     d) JN shall be issued 90,000 options exercisable at $2.00 per share until July 31, 2004;
     e) the compensation set forth herein shall be in lieu of any severance pay.
5) Effective August 31, 2001, JN shall resign as Director of BION and shall join BION's Board of Advisors for the term of his consulting services.
6) BION agrees that, subject to agreement of necessary third parties, effective September 1, 2001, JN shall be released from the restrictions on sale of BION securities owned by JN set forth in a Shareholder's Agreement (dated December 23, 1999), as amended.
7) JN and BION agree to execute such other documents as may be necessary to properly carry out the transactions set forth herein.
8) The Agreement is subject to ratification by BION's Board of Directors on or before September 15, 2001.

BION Environmental Technologies, Inc.          Jon Northrop


By: /s/ Mark A. Smith, Chairman                /s/ Jon Northrop
    ---------------------------------          -----------------------------
         Authorized Officer                         Jon Northrop


                                                                 EXHIBIT A

Initial Principal:  $300,000

Date Due:  December 31, 2001


                           PROMISSORY NOTE ("Note")

     FOR VALUE RECEIVED, the undersigned, Bion Environmental Technologies, Inc., a Colorado corporation ("MAKER"), hereby promises to pay to the order of Jon Northrop ("HOLDER"), and his successors and assignees, at 1922 Sanibel Ct., Littleton, Colorado 80120, or at such other place as the HOLDER of this Note may from time to time designate in writing, all sums due under this Note (plus interest) in lawful and immediately available money of the United States. The initial principal of this loan is $300,000. Interest shall be accrued and added to principal at one percent (1.0%) per month from date owed by MAKER. All outstanding principal and interest shall be due and payable on or before December 31, 2001, if not previously paid. If this Note or interest due hereunder is not paid when due or declared due hereunder, the principal shall draw interest at the rate of one and one half percent (1.5%) per month.

     Upon default by the MAKER of the timely payment of principal or interest due hereunder or upon any Event of Default as hereinafter defined, the HOLDER may, in its sole discretion, withhold any payments due and payable to MAKER and apply same to the MAKER's obligations hereunder. In addition, upon any Event of Default, the HOLDER may declare the full amount of this Note due and payable.

     If any one or more of the following events ("Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law, pursuant to or in compliance with any judgment, decree of order of any court, or any order, rule or regulation of any administrative or governmental body, or otherwise) the HOLDER of this Note may, at its option, upon written notice to MAKER, declare this Note and any other promissory note issued by MAKER to HOLDER (whether or not then due in accordance with its terms) to be due and payable, whereupon the entire balance of this Note shall forthwith become and be due and payable:

          (a) MAKER fails to make payment of principal or of interest on this Note or any other obligation of MAKER when such shall become due and payable, whether at the stated maturity thereof or by acceleration or otherwise;

          (b) MAKER (1) admits its inability to pay its debts as they become due; (2) files a petition in bankruptcy or makes a petition to take advantage of an insolvency act; (3) makes an assignment for the benefit of creditors; (4) commences a proceeding for the appointment of a receiver, trustee, liquidator, or conservator of itself or of the whole or any substantial part of its properties; (5) files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute or the United States or any State;

          (c) MAKER (1) is adjudged as bankrupt, (2) a court enters an order, judgment or decree, appointing a receiver, trustee, liquidator or conservator of MAKER or of the whole or any substantial part of its properties, or approve a petition filed against MAKER seeking reorganization or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any state; (3) under the provisions of any other law for the relief or aid of debtors, a court assumes custody or control of MAKER or the whole or any substantial part of its properties; (4) there is commenced against MAKER any proceeding for any of the foregoing relief; (5) a petition in bankruptcy is filed against MAKER; or (6) MAKER by any act indicates its consent to approval of or acquiescence in any such proceeding or petition.

     Except as otherwise hereinabove expressly provided, MAKER hereby waives diligence, demand, protest, presentment and all notices (whether of nonpayment, dishonor, protest, acceleration or otherwise) and consents to acceleration of the time of payment, surrender or substitution of security or forbearance, or other indulgence, without notice.

     Jurisdiction and venue shall be in a court of general jurisdiction located in Denver, Colorado. In the event that litigation is necessary to collect the principal (and interest) of the Note, HOLDER shall be entitled to reasonable attorneys' fees and litigation costs associated therewith.

                         BION ENVIRONMENTAL TECHNOLOGIES, INC.


                         By: __________________________________
                              Authorized Officer

Date:  May 21, 1999